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                     [DAVIS, GRAHAM & STUBBS LLP LETTERHEAD]


                                                                     EXHIBIT 5.1

                                November 30, 1999

Board of Directors
CIBER, Inc.
5251 DTC Parkway, Suite 1400
Denver, CO  80111

         RE: REGISTRATION ON FORM S-8 OF 2,500,000 SHARES OF COMMON STOCK TO BE ISSUED PURSUANT TO THE CIBER, INC. EQUITY INCENTIVE PLAN

Ladies & Gentlemen:

         We have acted as counsel to CIBER, Inc. (the "Company") in connection with the registration by the Company of 2,500,000 shares of Common Stock, $.01 par value (the "Shares"), described in the Registration Statement on Form S-8 of the Company being filed with the Securities and Exchange Commission concurrently herewith. The Shares will be issued pursuant to the Company's Equity Incentive Plan (the "Plan").

         In such connection, we have examined certain corporate records and proceedings of the Company, including actions taken by the Company relating to the authorization and issuance of the Shares, and such other matters as we deemed appropriate.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when sold as contemplated in the Plan and the Registration Statement, will be legally issued, fully paid and non-assessable.

         We assume no obligation to supplement this letter if any applicable laws change after the date hereof, or if we become aware of any facts that may change the opinion expressed herein after the date hereof.

         We hereby consent to the reference to this firm in the Registration Statement as the counsel who will pass on the validity of the Shares. In giving this consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                           Sincerely,

                                           /s/ Davis, Graham & Stubbs LLP

                                           DAVIS, GRAHAM & STUBBS LLP